Exhibit 99.1

JMP GROUP REPORTS THIRD QUARTER 2007 FINANCIAL RESULTS

SAN FRANCISCO, Nov. 7, 2007 — JMP Group Inc. (NYSE: JMP), a growth-oriented investment banking and asset management firm, today reported financial results for the quarter and nine months ended September 30, 2007.

Initial Public Offering and Corporate Reorganization

On May 16, 2007, JMP Group completed an initial public offering and a related corporate reorganization. Due to the reorganization, JMP Group Inc. is now a C corporation and, as of May 16, 2007, has succeeded to the business of JMP Group LLC. For the purposes of financial reporting, JMP Group Inc. is considered the “Successor” to JMP Group LLC, which is the “Predecessor.” Therefore, consolidated results of operations are presented (i) for the Predecessor for the periods ended September 30, 2006 and for the period from January 1, 2007 through May 15, 2007 (pre-reorganization), and (ii) for the Successor for the period from May 16, 2007 through September 30, 2007 and for the quarter ended September 30, 2007 (post-reorganization).

Financial Highlights

Highlights of the quarter and the nine months ended September 30, 2007 included:

•

For the quarter ended September 30, 2007, JMP Group Inc., or the Successor, reported net income of $1.1 million, or $0.05 per diluted share. For the period from January 1 through May 15, 2007, JMP Group LLC, or the Predecessor, reported a net loss of $111.7 million, primarily as the result of a non-cash, one-time expense of $112.9 million related to the corporate reorganization. For the period from May 16 through September 30, 2007, JMP Group Inc., or the Successor, reported net income of $3.9 million. For more information about the non-cash, one-time expense related to the corporate reorganization, please see the section below captioned “Non-Cash Expense Related to Exchange of Redeemable Class A Member Interests.”

•

Operating net income for the quarter ended September 30, 2007 was $1.9 million, or $0.09 per diluted share. For the nine months ended September 30, 2007, operating net income was $6.6 million, or $0.36 per diluted share. Operating net income is a non-GAAP financial measure that gives effect to the corporate reorganization as though it had been completed on December 31, 2006, adjusts for compensation expense related to stock-based compensation in connection with the company’s IPO and assumes an effective tax rate of 42%. For further information on operating net income, including a reconciliation to net income, please see the sections below captioned “Operating Net Income” and “Non-GAAP Financial Measures.”

•

Total revenues were $21.0 million for the quarter, compared to $20.5 million for the quarter ended September 30, 2006. For the nine months ended September 30, 2007, total revenues were $66.0 million, an increase of 3.7% from $63.7 million for the same period in 2006.

•

Investment banking revenues were $9.4 million for the quarter, compared to $8.8 million for the quarter ended September 30, 2006. For the nine months ended September 30, 2007, investment banking revenues were $32.9 million, a decrease of 1.9% from $33.5 million for the same period in 2006.

© 2007 JMP Group Inc.

•

Net brokerage revenues were $8.2 million for the quarter, compared to $8.4 million for the quarter ended September 30, 2006. For the nine months ended September 30, 2007, net brokerage revenues were $25.2 million, an increase of 10.8% from $22.8 million for the same period in 2006.

•

Asset management fee revenues were $0.9 million for the quarter, compared to $0.9 million for the quarter ended September 30, 2006. For the nine months ended September 30, 2007, asset management fee revenues were $2.7 million, an increase of 9.9% from $2.5 million for the same period in 2006. Assets under management as of September 30, 2007 totaled $221.7 million.

•	A dividend of $0.05 per share of common stock was declared for the third quarter of 2007.

Combined Predecessor/Successor Financial Results

For purposes of comparing the nine-month periods ended September 30, 2007 and September 30, 2006 discussed herein, the company has aggregated the Predecessor period from January 1, 2007 through May 15, 2007 and the Successor period from May 16, 2007 through September 30, 2007, without further adjustment. The aggregated results are presented in the “Combined Predecessor/Successor” column in the financial results below. Please refer to the consolidated statements of income at the end of this press release to compare financial results for the quarters ended September 30, 2007 and 2006.

	Nine Months Ended September 30, 2007
	Jan. 1, 2007 through May 15, 2007	May 16, 2007 through Sep. 30, 2007	Combined Predecessor / Successor	Nine Months Ended Sep. 30, 2006
(in thousands)	Predecessor	Successor		Predecessor
Revenues:
Investment banking	$16,055	$16,863	$32,918	$33,543
Brokerage	12,987	12,243	25,230	22,772
Asset management fees	1,218	1,502	2,720	2,475
Principal transactions	541	685	1,226	2,369
Interest, dividends and other income	1,571	2,370	3,941	2,512

Total revenues	32,372	33,663	66,035	63,671
Expenses:
Compensation and benefits	18,393	24,773	43,166	37,627
Income allocation and accretion –
Redeemable Class A member interests	117,418	—	117,418	7,505
Administration	1,771	2,129	3,900	3,187
Brokerage, clearing and exchange fees	1,689	1,896	3,585	2,993
Interest and dividend expense	683	170	853	1,169
Other	3,948	4,896	8,844	8,697

Total expenses	143,902	33,864	177,766	61,178

(Loss)/income before income tax benefit and minority interest	(111,530)	(201)	(111,731)	2,493
Income tax benefit	—	(4,332)	(4,332)	—
Minority interest	167	229	396	96

Net (loss)/income	($111,697)	$3,902	($107,795)	$2,397

© 2007 JMP Group Inc.

Revenues

Investment Banking

Total investment banking revenues were $9.4 million for the quarter, compared to $8.8 million for the third quarter of 2006. As a percentage of total revenues, investment banking revenues were 44.7%, compared to 43.0% in the quarter ended September 30, 2006.

Public equity underwriting revenues totaled $4.6 million for the quarter, an increase of 340.3% from $1.1 million for the third quarter of 2006. During the quarter, the company executed eight public equity offerings with total proceeds of $739.3 million, compared to three public equity offerings with total proceeds of $610.7 million during the quarter ended September 30, 2006.

Strategic advisory revenues, which include M&A success fees, totaled $2.5 million for the quarter, a decrease of 47.6% from $4.8 million for the third quarter of 2006. During the quarter, the company acted as a strategic advisor on three completed transactions with an aggregate value of $465.4 million, compared to six completed transactions with an aggregate value of $471.0 million in the third quarter of 2006.

Private placement fee revenues totaled $2.2 million for the quarter, a decrease of 23.9% from $2.9 million for the third quarter of 2006. During the quarter, the company acted as placement agent for five private securities offerings raising $83.6 million in total proceeds, compared to four private securities offerings raising $80.5 million in total proceeds during the quarter ended September 30, 2006.

Brokerage

Net brokerage revenues totaled $8.2 million for the quarter, compared to $8.4 million for the third quarter of 2006. As a percentage of total revenues, brokerage revenues were 38.9%, compared to 41.1% in the quarter ended September 30, 2006.

Asset Management

Asset management fee revenues totaled $0.9 million for the quarter, compared to $0.9 million for the third quarter of 2006. As a percentage of total revenues, asset management fees were 4.5%, compared to 4.3% in the quarter ended September 30, 2006. Assets under management totaled $221.7 million at September 30, 2007, a decrease of 7.0% from $238.4 million at June 30, 2007 and an increase of 7.4% from $206.5 million at September 30, 2006.

Principal Transactions and Other Income

Principal transaction revenues and other income, including interest and dividends, totaled $2.5 million for the quarter, compared to $2.4 million for the third quarter of 2006. As a percentage of total revenues, principal transaction revenues and other income were 11.9%, compared to 11.6% for the quarter ended September 30, 2006.

Expenses

Compensation and Benefits

Compensation and benefits expense totaled $13.0 million for the quarter, compared to $11.7 million for the third quarter of 2006. Of the $13.0 million recorded in the quarter ended September 30, 2007, $1.4 million is attributable to equity-based compensation expenses for restricted stock units granted in connection with the company’s IPO. As a percentage of total revenues, compensation and benefits expense was 62.0% for the quarter, compared to 57.0% for the quarter ended September 30, 2006. Excluding the $1.4 million cost of stock-based awards related to the company’s IPO, compensation and benefits expense was 55.3% of total revenues for the quarter ended September 30, 2007.

© 2007 JMP Group Inc.

Income Allocation and Accretion

Income allocation and accretion equaled zero for the quarter, compared to $2.5 million for the third quarter of 2006. For periods after May 15, 2007, the company no longer incurs income allocation and accretion expense because it converted all Redeemable Class A member interests into common stock in the corporate reorganization undertaken in connection with its May 2007 IPO.

Non-Compensation Expense

Non-compensation expense totaled $5.5 million for the quarter, compared to $5.3 million for the third quarter of 2006. The increase was due primarily to ongoing costs associated with operating as a public company.

Operating Net Income

Operating net income is a non-GAAP financial measure that gives effect to the corporate reorganization as though it had been completed on December 31, 2006, adjusts for compensation expense related to stock-based compensation in connection with the company’s IPO and assumes an effective tax rate of 42%.

In particular, operating net income includes the following adjustments:

•

The add-back of income allocation and accretion expense related to Redeemable Class A member interests, which was a non-cash expense that would not have been recorded if the Redeemable Class A member interests had been converted into common stock as of December 31, 2006;

•	The add-back of interest expense related to Redeemable Class A member interests because, as a corporation, the company no longer pays any interest on employee members’ capital;

•

The reversal of the effect of stock-based compensation events that occurred in connection with the company’s IPO; in particular, the accelerated vesting of 1,335,000 stock options and 1,931,060 restricted stock units, resulting in compensation expense of $1.4 million for the quarter ended and $5.9 million for the nine months ended September 30, 2007, respectively;

•	An adjustment for income tax expense as though the company were a corporation for the entirety of the periods presented, at an assumed combined federal, state and local income tax rate of 42%; and

•

An adjustment for shares outstanding, assuming that the exchange of Redeemable Class A member interests and Class A and Class B common interests in JMP Group LLC for common stock in JMP Group Inc. had occurred on December 31, 2006.

© 2007 JMP Group Inc.

A reconciliation of the company’s net income to the company’s operating net income for the quarter and nine months ended September 30, 2007 is set forth below.

(in thousands, except per share amounts)	Three Months Ended Sep. 30, 2007	Nine Months Ended Sep. 30, 2007
Net income/(loss)	$1,135	($107,795)
Add back:
Income tax expense/(benefit)	1,007	(4,332)
Minority interest	304	396

Income/(loss) before taxes and minority interest	2,446	(111,731)
Add back:
Income allocation and accretion – Redeemable Class A member interests	—	117,418
Interest expense – Redeemable Class A member interests	—	545
Compensation expense – IPO-related stock-based compensation	1,409	5,866

Operating income before taxes	3,855	12,098
Provision for income taxes (assumed tax rate of 42%)	1,619	5,081
Minority interest	304	396

Operating net income	$1,932	$6,621

Operating earnings per share:
Basic	$0.09	$0.36
Diluted	$0.09	$0.36
Weighted average shares used in calculating operating earnings per share: (1)
Basic	22,029	18,454
Diluted	22,029	18,535

(1)	Weighted average shares, basic and diluted, for the nine months ended September 30, 2007 are calculated as follows:

	Nine Months Ended September 30, 2007
	Jan. 1, 2007 through May 15, 2007		May 16, 2007 through Sep. 30, 2007	Combined Predecessor Successor
	Predecessor		Successor
Weighted average basic shares outstanding	14,800	(a)	22,028	18,454
Effect of potential dilutive securities:
Options to purchase Class B common interests	105	(b)	—	52
Restricted stock units	—		57	29

Weighted average diluted shares outstanding	14,905		22,085	18,535

(a)

Reflects an adjustment for the issuance of shares of common stock in JMP Group Inc. to members of JMP Group LLC in exchange for their respective LLC membership interests in connection with the company’s corporate reorganization.

(b)	Dilutive impact of options to acquire Class B common interests converted in the corporate reorganization at a one-for-one ratio into options to acquire shares of the company’s common stock.

© 2007 JMP Group Inc.

Non-Cash Expense Related to Exchange of Redeemable Class A Member Interests

Prior to the corporate reorganization, Redeemable Class A member interests were accounted for as a liability due to a redemption right, as required under Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment. In connection with the reorganization, Redeemable Class A member interests were exchanged for shares of the company’s common stock and reclassified from liability to equity. The liability-to-equity exchange of the Redeemable Class A member interests required the company to mark the Redeemable Class A member interests to fair market value and to record a non-cash expense related to the change in value. The company accounted for the exchange in its consolidated financial statements as follows:

•

The company recorded a one-time non-cash expense as a component of “Income allocation and accretion – Redeemable Class A member interests” equal to $112.9 million, which represents the difference between (i) the equity amount recorded for the shares of common stock issued in exchange for the Redeemable Class A member interests and (ii) the carrying amount of the Redeemable Class A member interests prior to the reorganization.

•

The company recorded additional equity equal to $111.2 million for the 10,109,957 shares of common stock exchanged for the Redeemable Class A member interests, based on the company’s initial public offering price of $11.00 per share.

Dividend

On November 6, 2007, the board of directors of JMP Group declared a dividend of $0.05 per share for the third quarter of 2007, to be paid on December 14, 2007 to common stockholders of record as of November 30, 2007.

Share Repurchase Authorization

On August 7, 2007, JMP Group’s board of directors authorized the repurchase of up to 1.0 million shares of the company’s outstanding common stock during the subsequent twelve months. During the quarter ended September 30, 2007, JMP Group did not repurchase any shares of stock. During the month of October, JMP Group repurchased 83,425 shares of its stock at an average price of $7.29 per share, or approximately $0.6 million in aggregate.

On November 6, 2007, JMP Group’s board of directors increased the company’s authorization under its share repurchase program by 500,000 shares, making the total number of shares authorized for repurchase equal to 1.5 million. In addition, the board extended the duration of the program until December 31, 2008.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this release, JMP Group is providing non-GAAP financial measures, such as combined Predecessor/Successor results as well as operating net income, on a total and per share basis. When evaluating results of operations, company management views nine months ended September 30, 2007 as a single, whole measurement period instead of a pair of distinct periods — which must be divided and reported separately according to GAAP. Consequently, the company is presenting the operating results of the Predecessor and Successor on a combined basis for the nine months ended September 30, 2007. This combined presentation is a non-GAAP summation of the Predecessor’s pre-reorganization results of operations for the period from January 1, 2007 through May 15, 2007 and the Successor’s results of operations for the period from May 16, 2007 through September 30, 2007. Company management believes that the combined presentation provides additional information that enables meaningful comparison of the company’s financial performance during uniform periods.

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Specifically, management believes that operating net income provides useful information by excluding or including certain items that may not be indicative of the company’s core operating results or business outlook and that are not reflective of the results that JMP Group would have reported had the company operated as a corporation since the beginning of the

© 2007 JMP Group Inc.

periods presented. In addition, management uses operating income on a total and per share basis in determining the compensation of the company’s senior executive officers. Presenting operating net income on a total and per share basis for the interim periods presented will enable the company’s public investors to assess the company’s financial results in a manner that is most relevant to an owner of the company’s common stock. Furthermore, management believes that operating net income is a useful measure because it will allow for a better evaluation of the operating performance of JMP Group’s business and will facilitate a meaningful comparison of the company’s results in the current period to those in prior periods and future periods. Although JMP Group expects to grant restricted stock unit awards or other share-based compensation in the future, the company does not expect to make any such substantial grants to employees outside of its regular compensation and hiring process, as it did when JMP Group granted restricted stock unit awards in connection with its initial public offering.

The non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of JMP Group’s current financial performance. A limitation of utilizing non-GAAP measures is that the GAAP accounting effects of events do in fact reflect the underlying financial results of JMP Group’s business, which should not be ignored in evaluating and analyzing the company. Therefore, management believes that both the company’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of equity trades it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; and the affect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Further, JMP Group’s compensation expense is generally based upon revenue and can fluctuate materially in any particular quarter depending upon the amount of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in any particular quarter may not be indicative of such expense in a future period. As a result, the company suggests that annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events. Forward-looking statements include statements about the company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts, including statements about the company’s awards of stock-based compensation, the accounting treatment for the corporate reorganization effected on May 16, 2007 and the stock repurchase program. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. JMP Group’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on May 11, 2007 as well as in the similarly captioned sections of our periodic reports filed under the Exchange Act. The Registration Statement and the periodic reports are available on JMP Group’s website at http://www.jmpg.com and on the Securities and Exchange Commission’s website at http://www.sec.gov. Unless required by law, the company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

© 2007 JMP Group Inc.

About JMP Group

JMP Group Inc. is a full-service investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through two subsidiaries, JMP Securities and JMP Asset Management. For more information, visit www.jmpg.com.

Investor Relations & Media Contact

Andrew Palmer

(415) 835-8978

apalmer@jmpg.com

© 2007 JMP Group Inc.

JMP GROUP INC.

Consolidated Statements of Net Income/(Loss)

(Unaudited)

			Nine Months Ended September 30, 2007
	Three Months Ended		Jan. 1, 2007 through May 15, 2007	May 16, 2007 through Sep. 30, 2007	Nine Months Ended Sep. 30, 2006
	September 30, 2007	September 30, 2006
(in thousands, except per share amounts)	Successor	Predecessor	Predecessor	Successor	Predecessor
Revenues:
Investment banking	$9,401	$8,806	$16,055	$16,863	$33,543
Brokerage	8,173	8,406	12,987	12,243	22,772
Asset management fees	942	875	1,218	1,502	2,475
Principal transactions	855	1,257	541	685	2,369
Interest and dividends	1,530	950	1,245	2,223	2,188
Other income	107	162	326	147	324

Total revenues	21,008	20,456	32,372	33,663	63,671
Compensation and benefits	13,027	11,663	18,393	24,773	37,627
Income allocation and accretion – Redeemable Class A member interests	—	2,504	117,418	—	7,505
Administration	1,249	953	1,771	2,129	3,187
Brokerage, clearing and exchange fees	1,289	1,065	1,689	1,896	2,993
Travel and business development	622	967	1,197	1,016	2,761
Communications and technology	970	839	1,390	1,457	2,452
Occupancy	473	468	700	706	1,381
Professional fees	552	340	376	1,174	891
Depreciation	269	260	526	422	1,112
Interest and dividend expense	111	437	683	170	1,169
Other	—	9	(241)	121	100

Total expenses	18,562	19,505	143,902	33,864	61,178

Income/(loss) before income tax expense/ (benefit) and minority interest	2,446	951	(111,530)	(201)	2,493
Income tax expense/(benefit)	1,007	—	—	(4,332)	—
Minority interest	304	93	167	229	96

Net income/(loss)	$1,135	$858	($111,697)	$3,902	$2,397

Net income per common share:
Basic	$0.05			$0.18
Diluted	$0.05			$0.18
Weighted average common shares outstanding:
Basic	22,029			22,028
Diluted	22,029			22,085
Net income/(loss) per unit – Class A common interests:
Basic		$0.23	($23.84)		$0.64
Diluted		$0.22	($23.84)		$0.63
Weighted average units outstanding – Class A common interests:
Basic		1,436	2,385		1,433
Diluted		1,492	2,385		1,452
Net income/(loss) per unit – Class B common interests:
Basic		$0.23	($23.84)		$0.64
Diluted		$0.22	($23.84)		$0.63
Weighted average units outstanding – Class B common interests:
Basic		2,300	2,300		2,300
Diluted		2,389	2,300		2,330

© 2007 JMP Group Inc.